Exhibit 10.111

Document Number: Cage Code: Original Issue: Release Date: Issue:	75-0356 46EN8 2/4/2014 2/11/2014 1

Statement of Work

for

Microfluidic Bioagent Autonomous Networked Detector (M-BAND)

Joint United States Forces Korea Portal and Integrated Threat Recognition (JUPITR) Program System Refurbishment

Signatures	Dept. #	Date
Prepared by: Michael D Tissandier	WPE	4Feb14
Project Engineer: Michael D Tissandier	WPE	4Feb14
Systems Engineer:	WSS
Program Manager: Souzan Thoresen	WPM	4Feb14
Manufacturing Engineer: Greg Traeger	WMU	4Feb14
Product Assurance: Tim Kucij	WQE	4Feb14
Configuration Management: Mark Doerning	WAD	4Feb14

WARNING

THIS DOCUMENT IS THE PROPERTY OF UTC AEROSPACE SYSTEMS. YOU MAY NOT POSSESS, USE, COPY OR DISCLOSE THIS DOCUMENT OR ANY INFORMATION IN IT, FOR ANY PURPOSE, INCLUDING WITHOUT LIMITATION, TO DESIGN, MANUFACTURE OR REPAIR PARTS, OR OBTAIN ANY GOVERNMENT APPROVAL TO DO SO, WITHOUT UTC AEROSPACE SYSTEMS’ EXPRESS WRITTEN PERMISSION. NEITHER RECEIPT NOR POSSESSION OF THIS DOCUMENT ALONE, FROM ANY SOURCE, CONSTITUTES SUCH PERMISSION. POSSESSION, USE, COPYING OR DISCLOSURE BY ANYONE WITHOUT UTC AEROSPACE SYSTEMS’ EXPRESS WRITTEN PERMISSION IS NOT AUTHORIZED AND MAY RESULT IN CRIMINAL AND/OR CIVIL LIABILITY.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

Document Release Record (DRR)
Releases	Date of Release	Updates:			Authorizations (& Remarks)
		Active Pages	Pages Added	Pages Deleted
Issue 1	2/4/2014	10			Initial Release

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

Table of Contents

1.	INTRODUCTION	1

1.1	PURPOSE	1
1.2	BACKGROUND	1
1.3	SCOPE OF EFFORT	1
1.4	POINTS OF CONTACT	2
1.5	PERIOD OF PERFORMANCE	2
1.6	UTAS FURNISHED ITEMS	2

2.	APPLICABLE DOCUMENTS	3

3.	TASK DEFINITIONS	3

3.1	PROGRAM MANAGEMENT	3
3.1.1	Program Manager	3
3.1.2	Program Plan	3
3.1.3	Cost Reporting	3
3.1.4	Risk Reporting	3
3.1.5	Configuration Management	4
3.1.6	Occupational Health and Safety	4
3.1.7	Publicity	4
3.1.8	System Safety Assessment	4
3.2	MEETINGS AND REVIEWS	4
3.2.1	Milestone Reviews	4
3.2.1.1	Start of Work Meeting	4
3.2.2	Program Status Meeting	4
3.2.3	Semi-Monthly Meetings	5
3.2.4	“Unscheduled” Meetings	5
3.3	DOCUMENTATION	5
3.3.1	Monthly Progress Status Reports	5
3.3.2	Acceptance Test Procedure(s)	5
3.3.3	Test Reports	5
3.3.4	Operator Manual	5
3.3.5	Training Materials	6

4.	PSID DELIVERABLES	7

4.1	Documentation Deliveries	7
4.2	Hardware Deliveries	7
4.3	Reviews and Meetings	7

list of tables

Table 1	Documentation Delivery Requirements.	7
Table 2.	Hardware Delivery Requirements.	7
Table 3.	Meetings and Reviews.	7

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

1.     INTRODUCTION

1.1     PURPOSE

This Statement of Work (SOW) defines the tasks to be accomplished and the deliverables to be supplied by PositiveID Corporation (PSID) to United Technologies Aerospace Systems-Pomona (UTAS) in support of Joint United States Forces Korea Portal and Integrated Threat Recognition (JUPITR) Program from the Department of Defense (DoD) Joint Program Executive Office for Chemical and Biological Defense (JPEO-CBD).

1.2     BACKGROUND

The JPEO-CBD has identified a requirement for biological aerosol threat agent sensors. The Joint Program Manager for Nuclear Biological Chemical Contamination Avoidance (JPM NBC CA) is responsible for procuring prototype sensors, including the M-BAND system capable of providing biological detection, collection and identification capability, in support of an Advanced Technology Demonstration (ATD) program by JUPITR. There is also an Assessment of Environmental Detection (AED) that will be performed during the program.

The purpose of the JUPITR ATD AED is to assess multiple technologies for performance in a laboratory and outdoor setting. The assessment will baseline performance, reliability, maintainability, ease of use, and cost of operation to provide the “best of breed” and most affordable options for the U.S. Army (USA) and U.S. Air Force (USAF). Further, the AED will provide a test bed for the USA and USAF to exercise concepts of operation and concepts of deployment in support of finalization of doctrine. M-BAND is to provide rapid, stationary biological detection and identification for consequence management.

1.3     SCOPE OF EFFORT

The scope of this effort includes the restoration to function, including previously identified system improvements, of four (4) M-BAND systems previously produced under Phase I of the BioWatch Gen-3 program. One of the assumptions of this SOW is that Department of Homeland Security (DHS) Office of Health Affairs (OHA) will provide written permission for the use of this hardware as part of the JUPITR program.

PositiveID Corporation will provide the necessary resources and expertise to support successful completion of the referenced Performance Work Statement (PWS) by the UTAS/PSID team, to include systems engineering, Sample Prep module expertise, PCR module expertise, and biology support. The efforts to be supported by PSID towards completion of the PWS include:

Upgrade and return to function of four (4) M-BAND systems plus 2 spares of the Sample Prep and PCR module over an initial period of six (6) months in duration in accordance with the proposal plan.

Deliver these upgraded four instruments in two (2) separate shipments of two (2) M-BAND systems each.

Support for the second phase of this effort, where the delivered systems will undergo performance testing at Aberdeen Proving Ground, Maryland, and environmental testing in the Republic of Korea (ROK) will be covered by a separate Statement of Work.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

1.4     POINTS OF CONTACT

The UTAS program point of contact for this project is:

Souzan Thoresen, Program Manager

United Technologies Aerospace Systems-Pomona

2771 North Garey Avenue

Pomona, CA 91767-2801

Telephone (909) 593-3581, Ext. 4015

Facsimile: (860) 660-9527

e-mail: souzan.thoresen@utas.utc.com

The UTAS technical point of contact for this project is:

Michael Tissandier, Project Engineer

United Technologies Aerospace Systems-Pomona

2771 North Garey Avenue

Pomona, CA 91767-2801

Telephone (909) 593-3581, Ext. 4057

Facsimile: (860) 660-6395

e-mail: michael.tissandier@utas.utc.com

The UTAS contracting point of contact for this project is:

Kenny Ray, Purchasing Supervisor

United Technologies Aerospace Systems-Pomona

2771 North Garey Avenue

Pomona, CA 91767-2801

Telephone (909) 593-3581, Ext. 5142

Facsimile: (909) 392-3203

e-mail: kenny.ray@utas.utc.com

The PSID point of contact for this project is:

Lyle Probst, President

PositiveID Corporation

1252 Quarry Lane. Suite A

Pleasanton, CA 94566

Telephone (925) 474-2189

e-mail: lprobst@microfluidicsystems.com

1.5     PERIOD OF PERFORMANCE

The anticipated period of performance for this project will be 13 months from date of award, which is anticipated to be on or around March 3, 2014.

1.6     UTAS FURNISHED ITEMS

Immediately following contract award and release of the BioWatch equipment by Office of Health Affairs, UTAS shall deliver the PCR and Sample Prep modules for use in the JUPITR Program currently stored at the Pomona facility to the PSID facility to begin the refurbishment of those units.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

UTAS will procure all materials and reagents necessary for both the refurbishment and the test phases with input on quantity, part numbers, etc. from PSID. UTAS shall also provide the ABi7500 necessary to perform the quality control testing of the reagents at the Pomona facility prior to use. PSID shall provide those lab materials necessary for the reagent QC that do not exist at UTAS. It is understood that these materials (pipetters, etc…) already exist at the PSID facility and are not a new purchase.

2.     APPLICABLE DOCUMENTS

The following documents are applicable to this SOW to the extent referenced herein, as provided by the JPM CBD office.

Document Number	Date	Document Title
TBD	Dec. 23, 2013	Draft Performance Work Statement for the JUPITR program

3.     TASK DEFINITIONS

3.1     PROGRAM MANAGEMENT

3.1.1     Program Manager

PSID shall assign a Program Manager who shall plan, direct and schedule the timely and cost-effective completion of all tasks. The PM shall be responsible for the successful performance of this effort and shall have the authority necessary to meet this responsibility. The PM shall be the primary contact for providing program technical, cost, and schedule data. The PM shall maintain close liaison with the Buyer and the UTAS PM to keep them informed of progress and problems in a timely manner.

3.1.2     Program Plan

PSID shall work from, and update as necessary, the agreed to WBS and Program Plan as jointly created by UTAS and PSID. PSID will jointly organize, manage, and schedule elements of this program with the UTAS technical and management team. The Program Plan shall include a detailed schedule formed from a WBS structure, along with a narrative describing each of the WBS tasks and resources dedicated to each. PSID shall work from the existing Program Plan, to include the identification of risks and their mitigation.

3.1.3     Cost Reporting

PSID shall provide a brief report of contract cost status as part of a Monthly Progress Status Report (MPSR). Actual performance shall be compared to the baselined budget and schedule. PSID shall notify UTAS when actual costs exceed 85% of the funded cost of the total contract.

3.1.4     Risk Reporting

PSID shall assist UTAS in the creation and maintenance of a risk database and development of mitigation plans to offset program risks. Ongoing program risks shall be evaluated on at least a monthly basis and risk status collaboratively assessed throughout the program.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

3.1.5     Configuration Management

PSID shall assist UTAS in the generation of a robust configuration baseline for the systems prior to refurbishment and test activities. Maintenance of the configuration shall be the responsibility of UTAS with strong support from PSID to ensure the as-delivered configuration, including improvements implemented as part of the preparation for field testing, is captured and well understood prior to the delivery and start of the field tests.

3.1.6     Occupational Health and Safety

PSID shall ensure that all delivered modules and equipment comply with occupational health and safety standards to ensure that all government, contractor, subcontractor and test personnel are not exposed to undue hazards.

3.1.7     Publicity

The parties acknowledge that this contract constitutes a material agreement for PositiveID and as such will need to be reported to the SEC on Form 8-K. PositiveID wishes to issue a press release to announce this contract, which would be included (attached) to that Form 8-K. PositiveID agrees that it will not (or anyone acting on behalf of PSID), refer to the supplies, services, or equipment furnished pursuant to the provisions of this contract in any public news release or commercial advertising without first obtaining explicit written consent to do so from the JPM NBC CA Program Manager and the UTAS Manager of Contracts. Such requests made to the JPM NBC CA, if any, shall be coordinated with UTAS.

3.1.8     System Safety Assessment

PSID shall provide supporting data and information necessary for UTAS to prepare and submit a system Safety Assessment Report (SAR) IAW MIL-STD-882E.

3.2     MEETINGS AND REVIEWS

3.2.1     Milestone Reviews

3.2.1.1     Start of Work Meeting

PSID PM shall help prepare for and participate in the Start-of-Work Meeting at the UTAS facility in Pomona within fifteen (15) days ARO. PSID shall provide any presentation materials 3 days prior to the meeting. The meeting will consist of working level discussions in areas of system requirements, safety, assessment scope, system disposition post-test, and contract administration.

UTAS shall prepare meeting minutes and action items. PSID shall be responsible for completing any assigned and agreed upon action items on a timely basis.

3.2.2     Program Status Meeting

PSID shall help prepare for and participate in one (1) Program Status Meeting to be held four (4) months ARO (TBR) at the UTAS facility in Pomona with the customer. The meeting shall be attended by the PSID PM and Project Engineer (or equivalent). The meeting shall consist of a working level technical discussion reviewing the system hardware and software design, and to ensure the system will meet the delivery schedule, costs and spend plans, and risks and mitigation actions. Other topics shall include operating procedures, system operational limitations, requests for waiver or deviation to any technical evaluation tests or procedures. UTAS shall prepare meeting agendas, minutes and action items. PSID shall be responsible for completing any assigned and agreed upon action items on a timely basis.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

3.2.3     Semi-Monthly Meetings

Throughout both phases of the program, PSID shall support semi-monthly meetings with the JPM and UTAS to discuss technical progress, or any problems or issues that require immediate action. It is expected that these meetings shall be by teleconference, although the JPM has allowed for the possibility of meeting at the UTAS facility in Pomona.

3.2.4     “Unscheduled” Meetings

Throughout the both phases of the program, PSID shall support meetings not currently scheduled with the JPM and UTAS to discuss technical progress or any problems or issues that require immediate action. For proposal purposes, PSID should assume 1 trip to Pomona by the PM during each of the two phases of the program for meetings lasting two (2) days.

3.3     DOCUMENTATION

The following documentation shall be provided as part of this contract. Unless otherwise stated, all documentation deliveries shall be made electronically in Microsoft Office 2003 compatible format.

3.3.1     Monthly Progress Status Reports

PSID shall prepare and submit MPSRs to UTAS not later than five days after the close of each calendar month. In addition to the cost, schedule and risk data required by sections 3.1.3 through 3.1.5, these reports shall technical progress achieved against project goals, and updated schedule, list of risks and their mitigation, and recovery plans (if needed).

3.3.2     Acceptance Test Procedure(s)

PSID shall submit a System Acceptance Test Procedure for the purpose of testing the M-BAND Test Units prior to delivery IAW Table 1. PSID shall also submit Module-level Acceptance Test Procedures for the purpose of testing the deliverable modules. It is anticipated that the Acceptance Test Procedures that currently exist within PSID shall suffice for this effort, but the final decision for any revisions shall be by joint agreement. The procedures shall demonstrate the functionality of the M-BAND System or M-BAND Modules and measure performance parameters sensitive to critical component performance or manufacturing process control. They shall include a means to record functional and performance test data. Environmental testing is not required.

3.3.3     Test Reports

PSID shall prepare test reports for all system or module level acceptance tests conducted during the project. Acceptance test reports shall be delivered concurrent with hardware delivery. Any other test reports shall be submitted no later than 14 days following completion of a test.

3.3.4     Operator Manual

PSID shall prepare, and submit to UTAS for review, Operator Manuals of sufficient quality and detail to allow independent laboratory personnel to operate and maintain the M-BAND systems while in the laboratory or deployed in the field IAW Table 1. Operator manuals shall be updated and corrected on an as-required basis to reflect design changes, clarifications, and correction of any errors that may be found.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

3.3.5     Training Materials

PSID shall prepare Training Materials to facilitate the training of independent laboratory personnel to operate the equipment prior to the start of each test IAW Table 1. Like the Operator Manual, the Training Materials shall be updated between each training session to reflect design changes, clarifications and correction of any errors that may be found. The Training Materials shall include sufficient detail for PSID to certify qualified operators at the conclusion of each training session. It is perfectly acceptable to use the Operator Manual as the only training material if the manual is sufficiently detailed. Updated training materials shall be submitted to UTAS 120 days ARO for review and re-production.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

75-0356

Issue 1

4.     PSID DELIVERABLES

4.1     Documentation Deliveries

The contract documentation in Table 1 will be delivered in soft copy only according to schedule.

Table 1 Documentation Delivery Requirements.

Item	Due
1. Program Plan	Draft: Not Later Than (NLT) 10 days After Receipt of Order (ARO) Final: NLT 21 days ARO
2. Monthly Progress Status Report (MPSR)	NLT 10 days after close of each month
3. Cost Report	With each end of month invoice
4. Acceptance Test Procedure(s)	NLT 60 days ARO
5. Test Reports	Upon delivery of Modules to UTAS
6. Operator Manuals	NLT 120 days ARO
7. Training Materials	NLT 10 days prior to each training session

4.2     Hardware Deliveries

The hardware defined in Table 2 shall be delivered according to schedule.

Table 2. Hardware Delivery Requirements.

Item	Due
All Modules in latest configuration	6 (ea) 8 weeks after receipt of existing modules
On-site support for refurbishment and test of M-BAND systems in Pomona	Per schedule

4.3     Reviews and Meetings

The following reviews shall be provided according to the schedule in Table 3. Unless otherwise specified, the meetings are assumed to be held in person at the UTAS facility in Pomona, CA.

Table 3. Meetings and Reviews.

Item	Due Date
Start-of-Work Meeting	NLT 15 days ARO (date mutually agreed upon between JPM, UTAS, and PSID)
Semi-Monthly meetings (teleconference)	1st NLT 30 days ARO and not to exceed two (2) per month.
Program Status Review Meeting	NLT four (4) months ARO (date mutually agreed upon between JPM, UTAS, and PSID)
“Unscheduled” Meetings	For proposal purposes, assume two (2) meetings of 2 day duration, one in each of the two phases of the program.

UTAS PROPRIETARY. SUBJECT TO THE RESTRICTION ON THE TITLE OR COVER PAGE.

This document or file contains no EAR technology or ITAR technical data.

Page 7